                                                                      EXHIBIT 4d

                           CERTIFICATE OF ELIMINATION
                                       OF
                              ROWAN COMPANIES, INC.

                            Series I Preferred Stock
                 $2.125 Convertible Exchangeable Preferred Stock
                           Series II Preferred Stock


         Rowan Companies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY
CERTIFY:

               FIRST: At a duly constituted meeting of the Board of Directors of the Company held on April 24, 1998, resolutions were duly adopted setting forth the elimination of the Company's Series I Preferred Stock, $2.125 Convertible Exchangeable Preferred Stock and Series II Preferred Stock (the "Preferred Issues"), and that such resolutions have not been amended or rescinded and are presently in full force and effect:

                                    RESOLVED, that this Board hereby determines that none of the authorized shares of any series of the Preferred Issues are outstanding and none will be issued, and

                                    FURTHER RESOLVED, that the proper officers of the Company are hereby empowered to execute, acknowledge, file and have recorded in the State of Delaware a Certificate of Elimination which, when filed and recorded in Delaware, shall have the effect of eliminating from the Restated Certificate of Incorporation all references to these Preferred Issues.

               SECOND: None of the authorized shares of any series of the Preferred Issues are outstanding and none will be issued.

               THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation is hereby amended to eliminate all references to the Preferred Issues.

         In WITNESS WHEREOF, said Rowan Companies, Inc. has caused this certificate to be signed by Mark H. Hay, its Corporate Secretary, this 4th day of May, 1998.


                                                    ROWAN COMPANIES, INC.


                                                    By
                                                      -------------------------

                                                    Title  Corporate Secretary
                                                         ----------------------
                                                                (Title)